Exhibit 10.17

AEGLEA BIOTHERAPEUTICS, INC.

STOCK RESTRICTION AGREEMENT

This Stock Restriction Agreement (this “Agreement”) is made and entered into as of March 10, 2015 (the “Effective Date”) by and between Aeglea BioTherapeutics, Inc., a Delaware corporation (the “Company”), and (“Stockholder”).

R E C I T A L S

A. Stockholder was the owner of Common B Shares (the “Units”) of Aeglea BioTherapeutics Holdings, LLC, the predecessor in interest of the Company (the “Predecessor LLC”), acquired pursuant to that certain Award Agreement dated as of by and between the Stockholder and the Predecessor LLC (the “Award Agreement”).

B. Pursuant to that certain Plan of Conversion, dated as of the date hereof, the Units converted into shares (the “Shares”) of the Company’s Common Stock (such conversion of the Units into Shares, the “Conversion”), and as of such date % of the Units were vested and % of the Units were unvested in accordance with the terms of the Award Agreement.

C. To induce certain investors to purchase shares of the Company’s Series B Preferred Stock pursuant to that certain Series B Preferred Stock Purchase Agreement by and among the Company and such investors dated of even date herewith, and as an incentive for Stockholder to remain with the Company or an Affiliate (as defined below) of the Company, the parties have agreed upon a mechanism for the repurchase of certain of the Shares from Stockholder should Stockholder’s relationship with the Company terminate, all as more fully set forth below.

NOW, THEREFORE, in consideration of the mutual promises herein contained, the Company and Stockholder agree as follows.

1. MARKET STANDOFF AGREEMENT. Stockholder hereby agrees that during a period, not to exceed 180 days (or, if required by such underwriter, such longer period of time as is necessary to enable such underwriter to issue a research report or make a public appearance that relates to an earnings release or announcement by the Company within 18 days prior to or after the date that is one hundred eighty (180) days after the effective date of the registration statement relating to such offering, but in any event not to exceed two hundred ten (210) days following the effective date of the registration statement relating to such offering), following the effective date of the initial, effective registration statement of the Company filed under the Securities Act (“IPO”), it shall not, to the extent requested by the Company and any underwriter, sell, pledge, transfer, make any short sale of, loan, grant any option for the purchase of, or otherwise transfer or dispose of any Capital Stock of the Company held by it at any time during such period except Capital Stock included in such registration. The underwriters in connection with the IPO are intended third-party beneficiaries of this Section 1 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in the IPO that are consistent with this Section 1 or that are necessary to give further effect thereto.

2. RESTRICTIONS ON TRANSFER. Stockholder acknowledges and agrees that neither Unvested Shares (defined below) nor Vested Shares (defined below) may be sold or otherwise transferred in any manner otherwise than by will or by the laws of descent or distribution, without the prior written consent of the Company. The terms of this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of Stockholder. The restrictions on transfer set forth in this Section 2 will expire on the earlier of an IPO or a Company Sale (as defined in the Company’s restated certificate of incorporation, as may be amended from time to time).

3. SUPPLEMENTAL RIGHT OF FIRST REFUSAL. In addition to the restrictions on transfer set forth in Section 2 above, and any restrictions on transfer applicable under the that certain Right of First Refusal and Co-Sale Agreement dated March 9, 2015 between the Company and certain investors and other stockholders, as may be amended from time to time, Stockholder acknowledges and agrees that if the foregoing restrictions are not applicable for any reason, then the following restrictions on transfer shall instead apply: (i) Unvested Shares (defined below) may not be sold or otherwise transferred by Stockholder without the Company’s prior written consent, and (ii) that before any Vested Shares held by Stockholder or any transferee of such Vested Shares (either sometimes referred to herein as the “Holder”) may be sold or otherwise transferred (including without limitation a transfer by gift or operation of law), the Company and/or its assignee(s) will have a right of first refusal to purchase the Shares to be sold or transferred (the “Offered Shares”) on the terms and conditions set forth in this Section 3 (the “Right of First Refusal”).

3.1. Notice of Proposed Transfer. The Holder of the Offered Shares will deliver to the Company a written notice (the “Notice”) stating: (a) the Holder’s bona fide intention to sell or otherwise transfer the Offered Shares; (b) the name and address of each proposed purchaser or other transferee (the “Proposed Transferee”); (c) the number of Offered Shares to be transferred to each Proposed Transferee; (d) the bona fide cash price or other consideration for which the Holder proposes to transfer the Offered Shares (the “Offered Price”); and (e) that the Holder acknowledges this Notice is an offer to sell the Offered Shares to the Company and/or its assignee(s) pursuant to the Company’s Right of First Refusal at the Offered Price as provided for in this Agreement.

3.2. Exercise of Right of First Refusal. At any time within thirty (30) days after the date the Notice was effective in accordance with Section 10.1 hereof, the Company and/or its assignee(s) may, by giving written notice to the Holder, elect to purchase all (or, with the consent of the Holder, less than all) the Offered Shares proposed to be transferred to any one or more of the Proposed Transferees named in the Notice, at the purchase price determined in accordance with Section 3.3 below.

3.3. Purchase Price. The purchase price for the Offered Shares purchased under this Section will be the Offered Price, provided that if the Offered Price consists of no legal consideration (as, for example, in the case of a transfer by gift), the purchase price will be the fair market value of the Offered Shares as determined in good faith by the Company’s Board of Directors. If the Offered Price includes consideration other than cash, then the value of the non-cash consideration, as determined in good faith by the Company’s Board of Directors, will conclusively be deemed to be the cash equivalent value of such non-cash consideration.

3.4. Payment. Payment of the purchase price for the Offered Shares will be payable, at the option of the Company and/or its assignee(s) (as applicable), by check or by cancellation of all or a portion of any outstanding indebtedness owed by the Holder to the Company (or to such assignee, in the case of a purchase of Offered Shares by such assignee) or by any combination thereof. The purchase price will be paid without interest within sixty (60) days after the Company’s receipt of the Notice, or, at the option of the Company and/or its assignee(s), in the manner and at the time(s) set forth in the Notice.

3.5. Exempt Transfers. Notwithstanding anything to the contrary in this Section, the following transfers of Vested Shares will be exempt from the Right of First Refusal: (a) the transfer of any or all of the Vested Shares during Stockholder’s lifetime by gift or on Stockholder’s death by will or intestacy to Stockholder’s “Immediate Family” (as defined below) or to a trust for the benefit of Stockholder or Stockholder’s Immediate Family, provided that each transferee or other recipient agrees in a writing satisfactory to the Company that the provisions of this Section will continue to apply to the transferred Vested Shares in the hands of such transferee or other recipient; (b) except as provided in Section 4.2.2 clause (b) below, any transfer or conversion of Vested Shares made pursuant to a statutory merger or statutory consolidation of the Company with or into another corporation or corporations; or (c) any transfer of Vested Shares pursuant to the winding up and dissolution of the Company. As used herein, the term “Immediate Family” will mean Stockholder’s spouse, the lineal descendant or antecedent, brother or sister, of Stockholder or Stockholder’s spouse, or the spouse of any lineal descendant or antecedent, brother or sister of Stockholder, or Stockholder’s spouse, whether or not any of the above are adopted.

3.6. Termination of Right of First Refusal. The Right of First Refusal will terminate as to all Shares (a) on the effective date of the first sale of Common Stock of the Company to the general public pursuant to a registration statement filed with and declared effective by the SEC under the 1933 Act (other than a registration statement relating solely to the issuance of Common Stock pursuant to a business combination or an employee incentive or benefit plan) or (b) on any transfer or conversion of Shares made pursuant to a statutory merger or statutory consolidation of the Company with or into another corporation or corporations if the common stock of the surviving corporation or any direct or indirect parent corporation thereof is registered under the Securities Exchange Act of 1934, as amended.

4. COMPANY’S REPURCHASE OPTIONS. The Company and its assignees shall have the option, exercisable if Stockholder ceases to be employed by the Company (as defined herein) for any reason, or no reason, including without limitation Stockholder’s death, disability, voluntary resignation or termination by the Company with or without cause, to (i) repurchase all or a portion of the Unvested Shares then held by Stockholder on the terms and conditions set forth in Section 4.4 (the “Unvested Share Repurchase Option”) and (ii) repurchase all or a portion of the Vested Shares then held by Stockholder on the terms and conditions set forth in Section 4.4 (the “Vested Share Repurchase Option”).

4.1. Definition of “Employed by the Company”; “Termination Date”. For purposes of this Agreement, Stockholder will be considered to be “employed by the Company” if the Board of Directors of the Company (the “Board”) determines that Stockholder is rendering substantial services as an officer, employee, consultant or independent contractor to the Company or to any Affiliate of the Company. In case of any dispute as to whether Stockholder is employed by the Company, the Board shall have sole discretion to determine whether Stockholder has ceased to be employed by the Company or any Affiliate and the effective date on which Stockholder’s employment terminated (the “Termination Date”). An “Affiliate” means any entity that owns, directly or indirectly, shares representing more than 50% of the total combined voting power of all classes of capital stock of the Company or any entity in which the Company owns, directly or indirectly, equity interests representing more than 50% of the voting power of such entity.

4.2. Unvested and Vested Shares.

4.2.1 Vesting Schedule. [Example only] Shares that are vested pursuant to the schedule set forth herein are “Vested Shares”. Shares that are not vested pursuant to the schedule set forth herein are “Unvested Shares”. On the Effective Date [ ] of the Shares will be Unvested Shares and [ ] of the Shares will be Vested Shares. If Stockholder has continuously been employed by the Company or any Affiliate, at all times from the Effective Date until [ ] (the “First Vesting Date”), then on the First Vesting Date, and additional [1/16th] of the Shares will become Vested Shares; and thereafter, for so long (and only for so long) as Stockholder remains continuously employed by the Company or any Affiliate at all times after the First Vesting Date, on the last day of each succeeding three month period elapsed after the First Vesting Date an additional [1/16th] of the Shares will become Vested Shares. No Unvested Shares will become Vested Shares after the Termination Date. If the application of the vesting percentage results in a fractional Share, such fraction shall be rounded down to the nearest whole Share.

4.3. Adjustments. The number of Shares that are Vested Shares or Unvested Shares will be proportionally adjusted to reflect any stock dividend, stock split, reverse stock split or recapitalization of the common stock of the Company occurring after the Effective Date.

4.4. Repurchase Option on Unvested Shares at $0.0001 Per Share. At any time within ninety (90) days after the Termination Date, the Company or its assignee shall have the right (but not the obligation), to repurchase any or all of the Unvested Shares (the “Unvested Share Repurchase Option”) by giving Stockholder written notice of exercise of the Unvested Share Repurchase Option. The Company and/or its assignee(s) will then have the option to repurchase from Stockholder (or from Stockholder’s personal representative as the case may be) any or all of the Unvested Shares at $0.0001 per Share, as adjusted to reflect any stock dividend, stock split, reverse stock split or recapitalization of the common stock of the Company occurring after the Effective Date (the “Unvested Share Repurchase Price”). The Unvested Share Repurchase Price will be payable, at the option of the Company and/or its assignee(s), as the case may be, by check or by cancellation of all or a portion of any outstanding indebtedness owed by Stockholder to the Company (or to such assignee) or by any combination thereof. The Unvested Share Repurchase Price will be paid without interest within ninety (90) days after the Company gives the Stockholder written notice of the exercise of the Unvested Share Repurchase Option.

4.5. Repurchase Option on Vested Shares at $0.0001 Per Share. If Stockholder ceases to be employed by the Company or an Affiliate due to termination by the Company or an Affiliate for Cause (as defined below), then at any time within ninety (90) days after the Termination Date, the Company or its assignee, shall have the right (but not the obligation), to repurchase any or all of the Vested Shares (the “Vested Share Repurchase Option”) by giving Stockholder written notice of exercise of the Vested Share Repurchase Option. The Company and/or its assignee(s) will then have the option to repurchase from Stockholder (or from Stockholder’s personal representative as the case may be) any or all of the Vested Shares at $0.001 per Share, as adjusted to reflect any stock dividend, stock split, reverse stock split or recapitalization of the common stock of the Company occurring after the Effective Date (the “Vested Share Repurchase Price”). The Vested Share Repurchase Price will be payable, at the option of the Company and/or its assignee(s), as the case may be, by check or by cancellation of all or a portion of any outstanding indebtedness owed by Stockholder to the Company (or to such assignee) or by any combination thereof. The Vested Share Repurchase Price will be paid without interest within ninety (90) days after the Company gives the Stockholder written notice of the exercise of the Vested Share Repurchase Option.

For purposes of this Section 4.5, “Cause” shall mean the termination of Stockholder’s status as an employee, a director or consultant (as applicable) of the Company or an Affiliate for any of the following reasons, as determined by the Board of Directors of the Company; provided, that, with respect to a Stockholder that is party to an agreement with the Company where a termination for cause is defined in such agreement, the definition in such agreement shall govern the determination under this Section 4.5:(i) Stockholder commits a material breach of any consulting, employment, noncompetition, confidentiality or similar agreement with the Company or an Affiliate, as determined under such agreement; (ii) Stockholder is convicted (including a trial, plea of guilty or plea of nolo contendere) for committing an act of fraud, embezzlement, theft, or other act constituting a felony; or (iii) Stockholder willfully engages in gross misconduct or willfully violates the policies of the Company or an Affiliate in a manner that is materially and demonstrably injurious to the Company and/or the Affiliate. However, no act, or failure to act, on the grantee’s part shall be considered “willful” unless done, or omitted to be done, by the grantee not in good faith and without reasonable belief that the grantee’s action or omission was in the best interest of the Company or the Affiliate.

4.6. Right of Termination Unaffected. Nothing in this Agreement will be construed to limit or otherwise affect in any manner whatsoever the right or power of the Company (or any Affiliate) to terminate Stockholder’s employment with the Company (or any Affiliate) at any time for any reason or no reason, with or without cause.

5. RIGHTS AS OWNER OF SHARES. Subject to the terms and conditions of this Agreement, Stockholder will have all of the rights to the Shares from and after the date that Stockholder acquired them in the Conversion until such time as Stockholder disposes of the Shares or the Company and/or its assignee(s) exercise(s) the Repurchase Option. Upon an exercise of the Repurchase Option, Stockholder will have no further rights as a holder of the Shares so purchased upon such exercise, except the right to receive payment for the Shares so purchased in accordance with the provisions of this Agreement, and Stockholder will promptly surrender the stock certificate(s) evidencing the Shares so purchased to the Company for transfer or cancellation.

6. ESCROW. As security for Stockholder’s faithful performance of this Agreement, Stockholder agrees, immediately upon receipt of the stock certificate(s) evidencing the Shares, to deliver such certificate(s), together with the Stock Powers attached in the form of Exhibit 1 hereto executed by Stockholder and by Stockholder’s spouse, if any (with the date, transferee, stock certificate number and number of Shares left blank), to the Secretary of the Company or other designee of the Company (the “Escrow Holder”), who is hereby appointed to hold such certificate(s) and Stock Powers in escrow and to take all such actions and to effectuate all such transfers and/or releases of such Shares as are in accordance with the terms of this Agreement. Escrow Holder will act solely for the Company as its agent and not as a fiduciary. Stockholder and the Company agree that Escrow Holder will not be liable to any party to this Agreement (or to any other party) for any actions or omissions unless Escrow Holder is grossly negligent or intentionally fraudulent in carrying out the duties of Escrow Holder under this Agreement. Escrow Holder may rely upon any letter, notice or other document executed with any signature purported to be genuine and may rely on the advice of counsel and obey any order of any court with respect to the transactions contemplated by this Agreement.

7. TAX CONSEQUENCES. STOCKHOLDER UNDERSTANDS THAT STOCKHOLDER MAY SUFFER ADVERSE TAX CONSEQUENCES AS A RESULT OF STOCKHOLDER’S PURCHASE OR DISPOSITION OF THE SHARES. STOCKHOLDER REPRESENTS (a) THAT STOCKHOLDER HAS CONSULTED WITH A TAX ADVISER THAT STOCKHOLDER DEEMS ADVISABLE IN CONNECTION WITH THE PURCHASE OR DISPOSITION OF THE SHARES AND (b) THAT STOCKHOLDER IS NOT RELYING ON THE COMPANY

FOR ANY TAX ADVICE. Stockholder hereby acknowledges that Stockholder has been informed that, in addition to receiving taxable income upon the receipt of any Shares paid for by the cancellation of compensation for services rendered, unless an election is filed by the Stockholder with the Internal Revenue Service (and, if necessary, the proper state taxing authorities) within 30 days after the acquisition of the Shares to be effective, electing pursuant to Section 83(b) of the Internal Revenue Code (and similar state tax provisions, if applicable) to be taxed currently on any difference between the purchase price of the Shares (“Purchase Price”) and their fair market value on the date of purchase, there will be a recognition of taxable income to the Stockholder, measured by the excess, if any, of the fair market value of the Shares, at the time they cease to be Unvested Shares, over the Purchase Price for such Shares. Stockholder represents that Stockholder has consulted any tax advisors Stockholder deems advisable in connection with Stockholder’s acquisition of the Shares and the filing of the election under Section 83(b) and similar tax provisions. A form of Election under Section 83(b) is attached hereto as Exhibit 2 for reference.

STOCKHOLDER HEREBY ASSUMES ALL RESPONSIBILITY FOR FILING SUCH ELECTION AND PAYING ANY TAXES RESULTING FROM SUCH ELECTION OR FROM FAILURE TO FILE THE ELECTION AND PAYING TAXES RESULTING FROM THE LAPSE OF THE REPURCHASE RESTRICTIONS ON THE UNVESTED SHARES.

8. RESTRICTIVE LEGENDS AND STOP-TRANSFER ORDERS. Stockholder understands and agrees that the Company will place the legends set forth below or similar legends on any stock certificate(s) evidencing the Shares, together with any other legends that may be required by state or federal securities laws, the Company’s Certificate of Incorporation or Bylaws, any other agreement between Stockholder and the Company or any third party:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AS SET FORTH IN THE ISSUER’S EQUITY INCENTIVE PLAN AND THE STOCK RESTRICTION AGREEMENT RELATING TO THESE SHARES, COPIES OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER, SUCH TRANSFER RESTRICTIONS ARE BINDING ON TRANSFEREES OF THESE SHARES.

Stockholder agrees that, to ensure compliance with the restrictions imposed by this Agreement, the Company may issue appropriate “stop-transfer” instructions to its transfer agent, if any, and if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records. The Company will not be required (a) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (b) to treat as owner of such Shares, or to accord the right to vote or pay dividends, to any Stockholder or other transferee to whom such Shares have been so transferred.

9. COMPLIANCE WITH LAWS AND REGULATIONS. The issuance and transfer of the Shares will be subject to and conditioned upon compliance by the Company and Stockholder with all applicable state and federal laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which the Company’s Common Stock may be listed or quoted at the time of such issuance or transfer.

10. GENERAL PROVISIONS.

10.1. Notices. Any and all notices required or permitted to be given to a party pursuant to the provisions of this Agreement will be in writing and will be effective and deemed to provide such party sufficient notice under this Agreement on the earliest of the following: (a) at the time of personal delivery, if delivery is in person; (b) one (1) business day after deposit with an express overnight courier for United States deliveries, or two (2) business days after such deposit for deliveries outside of the United States; or (c) three (3) business days after deposit in the United States mail by certified mail (return receipt requested) for United States deliveries.

All notices for delivery outside the United States will be sent by express courier. All notices not delivered personally will be sent with postage and/or other charges prepaid and properly addressed to the party to be notified at the address set forth below the signature lines of this Agreement or at such other address as such other party may designate by one of the indicated means of notice herein to the other party hereto. A “business day” shall be a day, other than Saturday or Sunday, when the banks in the city of San Francisco are open for business.

10.2. Further Assurances. The parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Agreement.

10.3. Titles and Headings. The titles, captions and headings of this Agreement are included for ease of reference only and will be disregarded in interpreting or construing this Agreement. Unless otherwise specifically stated, all references herein to “sections” and “exhibits” will mean “sections” and “exhibits” to this Agreement.

10.4. Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to that body of laws pertaining to conflict of laws.

10.5. Assignments; Successors and Assigns. The Company may assign any of its rights and obligations under this Agreement, including but not limited to its rights to repurchase Shares under the Repurchase Option. Any assignment of rights and obligations by any other party to this Agreement requires the Company’s prior written consent. This Agreement, and the rights and obligations of the parties hereunder, will be binding upon and inure to the benefit of their respective successors, assigns, heirs, executors, administrators and legal representatives.

10.6. Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement and understanding of the parties with respect to the subject matter of this Agreement, and supersede all prior understandings and agreements, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof.

10.7. Amendment and Waivers. This Agreement may be amended only by a written agreement executed by each of the parties hereto. No amendment of or waiver of, or modification of any obligation under this Agreement will be enforceable unless set forth in a writing signed by the party against which enforcement is sought. Any amendment effected in accordance with this section will be binding upon all parties hereto and each of their respective successors and assigns. No delay or failure to require performance of any provision of this Agreement shall constitute a waiver of that provision as to that or any other instance. No waiver granted under this Agreement as to any one provision herein shall constitute a subsequent waiver of such provision or of any other provision herein, nor shall it constitute the waiver of any performance other than the actual performance specifically waived.

10.8. Severability. If any provision of this Agreement is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the parties hereto. If such clause or provision cannot be so enforced, such provision shall be stricken from this Agreement and the remainder of this Agreement shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Agreement. Notwithstanding the forgoing, if the value of this Agreement based upon the substantial benefit of the bargain for any party is materially impaired, which determination as made by the presiding court or arbitrator of competent jurisdiction shall be binding, then both parties agree to substitute such provision(s) through good faith negotiations.

10.9. Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement. This Agreement may be executed and delivered by facsimile or electronic transmission and upon such delivery the facsimile or electronic signature will be deemed to have the same effect as if the original signature had been delivered to the other party.

[Signature page follows]

IN WITNESS WHEREOF, the Company has caused this Stock Restriction Agreement to be executed by its duly authorized representative and Stockholder has executed this Agreement, each as of the Effective Date.

COMPANY: AEGLEA BIOTHERAPEUTICS, INC.		STOCKHOLDER:

[Name]

By:		By:

Name:	David Lowe	Address:

Title:	CEO

Address:	901 S. MoPac Expressway Barton Oaks Plaza One, Suite 250 Austin, Texas 78746

LIST OF EXHIBITS

Exhibit 1:	Stock Power and Spouse Consent

Exhibit 2:	Election Under Section 83(b) of the Internal Revenue Code

EXHIBIT 1

STOCK POWER AND ASSIGNMENT

SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED and pursuant to that certain Stock Restriction Agreement dated as of March , 2015 (the “Agreement”), the undersigned hereby sells, assigns and transfers unto , shares of the Common Stock, $0.0001 par value per share, of Aeglea BioTherapeutics, Inc., a Delaware corporation (the “Company”), standing in the undersigned’s name on the books of the Company represented by Certificate No(s). delivered herewith, and does hereby irrevocably constitute and appoint the Secretary of the Company as the undersigned’s attorney-in-fact, with full power of substitution, to transfer said stock on the books of the Company. THIS ASSIGNMENT MAY ONLY BE USED AS AUTHORIZED BY THE AGREEMENT AND ANY EXHIBITS THERETO.

Dated:

STOCKHOLDER

(Signature)

(Please Print Name)

(Spouse’s Signature, if any)

(Please Print Spouse’s Name)

Instructions to Stockholder: Please do not fill in any blanks other than the signature line. The purpose of this Stock Power and Assignment is to enable the Company and/or its assignee(s) to acquire the shares upon exercise of its “Repurchase Option” and “Right of First Refusal” set forth in the Agreement without requiring additional signatures on the part of the Stockholder or Stockholder’s Spouse, if any.

SPOUSE CONSENT

The undersigned spouse of (“Stockholder”) has read, understands and hereby approves all the terms and conditions of the Stock Restriction Agreement dated March , 2015 (the “Agreement”), by and between Stockholder and Aeglea BioTherapeutics, Inc., a Delaware corporation (the “Company”).

I hereby agree to be irrevocably bound by all the terms and conditions of the Agreement (including but not limited to the Company’s Repurchase Option and the Right of First Refusal contained therein) and further agree that any community property interest I may have in the shares of the Company’s Common Stock that are held by Stockholder and are subject to the Agreement (the “Shares”) will be similarly bound by the Agreement.

I hereby appoint Stockholder as my attorney-in-fact, to act in my name, place and stead with respect to any amendment of the Agreement.

Dated:

Signature of Spouse [Sign Here]

Name of Spouse [Please Print]

☐	Check this box if you do not have a spouse.

EXHIBIT 2

ELECTION UNDER SECTION 83(b) OF THE

INTERNAL REVENUE CODE

ELECTION UNDER SECTION 83(b) OF THE

INTERNAL REVENUE CODE

The undersigned Taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include the excess, if any, of the fair market value of the property described below at the time of transfer over the amount paid for such property, as compensation for services in the calculation of: (1) regular gross income; (2) alternative minimum taxable income; or (3) disqualifying disposition gross income, as the case may be.

1.	TAXPAYER’S NAME:

TAXPAYER’S ADDRESS:

SOCIAL SECURITY NUMBER:

2.

The property with respect to which the election is made is described as follows: shares of Common Stock, par value $0.0001 per share, of Aeglea BioTherapeutics, Inc., a Delaware corporation (the “Company”), which is Taxpayer’s employer or the corporation for whom the Taxpayer performs services.

3.	The date on which the shares were transferred was , and this election is made for the calendar year 2015.

4.

The shares are subject to the following restrictions: The Company may repurchase all or a portion of the shares at the Taxpayer’s original purchase price per share, under certain conditions at the time of Taxpayer’s termination of employment or services.

5.	The fair market value of the shares (without regard to restrictions other than restrictions which by their terms will never lapse) was $ per share x shares = $ .

6.	The amount paid for such shares was $ per share x shares = .

7.	The Taxpayer has submitted a copy of this statement to the Company.

8.	The amount to include in gross income is $ .

THIS ELECTION MUST BE FILED WITH THE INTERNAL REVENUE SERVICE (“IRS”), AT THE OFFICE WHERE THE TAXPAYER FILES ANNUAL INCOME TAX RETURNS, WITHIN 30 DAYS AFTER THE DATE OF TRANSFER OF THE SHARES, AND MUST ALSO BE FILED WITH THE TAXPAYER’S INCOME TAX RETURNS FOR THE CALENDAR YEAR. THE ELECTION CANNOT BE REVOKED WITHOUT THE CONSENT OF THE IRS.

Dated:
[NAME]